                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement of AK Steel Holding Corporation on Form S-4 of our report dated January 20, 1999, appearing in the Annual Report on Form 10-K of AK Steel Holding Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
June 29, 1999